Exhibit 23.1

CONSENT OF STONEFIELD JOSEPHSON, INC., INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation reference by the Registration Statement (Form S-8 Nos. 333-42627, 333-45517 and 333-65620) pertaining to the PAULA Financial and Subsidiaries 401(k) Retirement Savings Plan of our report dated June 27, 2006, with respect to the financial statements and supplemental schedule of the PAULA Financial and Subsidiaries 401(k) Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

/s/ Stonefield Josephson, Inc.

Los Angeles, California
June 28, 2006
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